   As filed with the Securities and Exchange Commission on November 5, 1998

                           Registration No. 333-64915
                         Registration No. 333-64915-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________
                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________

       OCWEN FINANCIAL CORPORATION                    OCWEN CAPITAL TRUST II
(Exact name of registrant as specified in     (Exact name of Registrant as specified
     its articles of incorporation)                  in its trust agreement)

                 Florida                                     Delaware
     (State or other jurisdiction of             (State or other jurisdiction of
     incorporation or organization)               incorporation or organization)

               65-0039856                                  Applied for
  (I.R.S. Employer Identification No.)         (I.R.S. Employer Identification No.)

                             The Forum, Suite 1000
                          1675 Palm Beach Lakes Blvd.
                        West Palm Beach, Florida 33401
                                (561) 682-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 _____________

                               William C. Erbey
                     Chairman and Chief Executive Officer
                          Ocwen Financial Corporation
                             The Forum, Suite 1000
                          1675 Palm Beach Lakes Blvd.
                        West Palm Beach, Florida 33401
                                (561) 682-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 _____________

                                   Copy to:

                            Dennis V. Osimitz, Esq.
                                Sidley & Austin
                           One First National Plaza
                              Chicago, IL  60603
                                (312) 853-7000

                                      ___________

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                      ___________

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until each of the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1998
                                   PROSPECTUS


                                  $250,000,000
                          OCWEN FINANCIAL CORPORATION
          Debt Securities, Preferred Stock, Common Stock and Warrants
                             OCWEN CAPITAL TRUST II
            Capital Securities Fully and Unconditionally Guaranteed
                         by Ocwen Financial Corporation

     Ocwen Financial Corporation, a Florida corporation (the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Debt Securities"), (ii) shares of its preferred stock, par value $.01 per share ("Preferred Stock"), (iii) shares of its Common Stock, par value $.01 per share ("Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof ("Warrants").

     Ocwen Capital Trust II (the "Ocwen Trust"), a statutory business trust formed under the laws of the State of Delaware, may offer and sell from time to time Capital Securities, representing undivided beneficial interests in the assets of the Ocwen Trust ("Capital Securities"). The payment of periodic cash distributions ("Distributions") with respect to Capital Securities out of moneys held by the Ocwen Trust, and payments on liquidation, redemption or otherwise with respect to such Capital Securities, will be guaranteed by the Company to the extent described herein (the "Guarantee"). See "Description of Capital Securities of the Ocwen Trust" and "Description of Guarantee." The Company's obligations under the Guarantee will rank junior and subordinate in right of payment to the Senior Indebtedness (as defined herein) of the Company. See "Description of Guarantee -- Status of the Guarantee." Junior subordinated debt ("Junior Subordinated Debt") may be issued and sold by the Company in one or more series to the Ocwen Trust or a trustee of such Ocwen Trust in connection with the investment of the proceeds from the offering of Capital Securities and Common Securities (as defined herein) of the Ocwen Trust. The Junior Subordinated Debt purchased by the Ocwen Trust may be subsequently distributed pro rata to holders of Capital Securities and Common Securities in connection with the dissolution of the Ocwen Trust. The Junior Subordinated Debt will rank junior and subordinate in right of payment to the Senior Indebtedness of the Company. The Debt Securities, Preferred Stock, Common Stock, Warrants and Capital Securities are herein collectively referred to as the "Securities."

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange, any right of the Company to defer payment of interest on the Junior Subordinated Debt and the maximum length of such deferral period, the method of distribution and other special terms; (ii) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, the initial public offering or purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, method of payment of dividends (whether in cash or in kind), place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, the method of distribution, and other special terms; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information and the method of distribution; (iv) in the case of Capital Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any rights of the Ocwen Trust to defer payment of interest on the Capital Securities and the maximum length of such deferral, any other rights, preferences, privileges, limitations or restrictions relating to the Capital Securities, the specific terms and provisions of the Guarantee and the terms upon which the proceeds of the sale of the Capital Securities shall be used to purchase a specific series of Junior Subordinated Debt of the Company; and (v) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised.

     The offering price to the public of the Securities will be limited to U.S. $250,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company and indicated in the applicable Prospectus Supplement). The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Securities of one or more classes or series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "OCN."

     The Securities may be sold to or through underwriters, dealers or agents or directly to purchasers or through a combination of such methods. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is        , 1998.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

FORWARD-LOOKING STATEMENTS

     Certain statements contained or incorporated herein are not, and certain statements contained or incorporated herein in the future may not be, based on historical facts and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements, which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "commitment," "consider," "continue," "could," "encourage," "estimate," "expect," "intend," "in the event of," "may," "plan," "present," "propose," "prospect," "update," "whether," "will," "would," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Although the Company believes the anticipated results or other expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that those results or expectations will be attained. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including, but not limited to, international, national, regional or local economic environments (particularly in the market areas where the Company operates); government fiscal and monetary policies (particularly in the market areas where the Company operates); prevailing interest or currency exchange rates; effectiveness of interest rate, currency and other hedging strategies; laws and regulations affecting financial institutions or real estate investment trusts (including regulatory fees, capital requirements and income and property taxation, access for disabled persons and environmental compliance); uncertainty of foreign laws; competitive products, pricing and conditions (including from competitors that have significantly greater resources than the Company); credit, prepayment, basis, default, subordination and asset/liability risks; loan servicing effectiveness; ability to identify acquisitions and investment opportunities meeting the Company's investment strategy; course of negotiations and ability to reach agreement with respect to the material terms of any particular transaction, satisfactory due diligence results, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance and timing of closings thereof; integration of acquired businesses; software integration, development and licensing; financial and securities markets; availability of and costs associated with obtaining adequate and timely sources of liquidity; dependence on existing sources of funding; ability to repay or refinance indebtedness at maturity; ability to generate revenues sufficient to meet debt service payments and other operating expenses; availability of discount loans for purchase; size of, nature of and yields available with respect to the secondary market for mortgage loans and the market for securitizations; allowance for loan losses; geographic concentrations of assets (temporary or otherwise); adequacy of insurance coverage in the event of a loss; known or unknown environmental conditions; conflicts of interest; Year 2000 compliance; other factors generally understood to affect the real estate acquisition, mortgage and leasing markets, securities investments and rapid growth companies; and other risks detailed from time to time in the Company's reports and filings with the Securities and Exchange Commission (the "Commission" or the "SEC"). The Company does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Company's reports are also on file at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company and the Ocwen Trust have filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein or in any Prospectus Supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the Ocwen Trust and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated therein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

     No separate financial statements of the Ocwen Trust have been included or incorporated by reference herein. The Company does not consider such financial statements material to holders of the Capital Securities because the Ocwen Trust is a newly-formed, special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debt of the Company and its issuance of the Capital Securities and Common Securities. See "The Company," "Description of the Capital Securities of the Ocwen Trust," "Description of Guarantee" and "Description of Debt Securities." The Ocwen Trust is a statutory business trust formed under the laws of the State of Delaware. The Company, as of the date hereof, beneficially owns all of the beneficial interests in the Ocwen Trust. The Company's and the Ocwen Trust's principal executive offices are located at 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401, telephone number (561) 682-8000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

     1.  Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on July 25, 1997, including any amendments or reports filed for the purpose of updating such description;

     3. Definitive Proxy Statement on Schedule 14A filed by the Company with the Commission, dated April 1, 1998;

     4. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998, respectively; and


     5. The Company's reports on Form 8-K filed on January 30, April 7, May 12, July 2, July 30, July 31, October 9 and October 28, 1998, respectively.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to Investor Relations, 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401, telephone number (561) 682-8000.

                                  THE COMPANY

     The Company is a specialty financial services company which conducts business primarily through Ocwen Federal Bank FSB, a federally-chartered savings bank and a wholly-owned subsidiary of the Company (the "Bank").

     The Company's primary business activities consist of its single family residential, multi-family residential, small commercial and large commercial discount loan acquisition and resolution activities, servicing of residential and commercial mortgage loans for others, lending, investments in a wide variety of mortgage-related securities and investments in low-income housing tax credit interests.

     The Company's strategy focuses on what it believes to be the current trend toward the growth in the sale or outsourcing of servicing of nonperforming and underperforming loans by financial institutions and government agencies, particularly in the event that credit quality for some product lines deteriorates. The Company's strategy also focuses on leveraging its technology infrastructure and core expertise to expand its activities into related business lines both for itself and on a fee basis for others. For example, the Company has formed a wholly-owned subsidiary, Ocwen Technology Xchange, Inc., a Florida corporation, into which it has contributed its proprietary technology and the stock of two software companies that it acquired. In 1997, the Company also formed a publicly-held corporation, Ocwen Asset Investment Corp., a Virginia corporation, a hybrid real estate investment trust that specializes in investments in real estate and real estate-related assets and which is managed by Ocwen Capital Corporation, a wholly-owned subsidiary of the Company.

     The Company is a registered savings and loan holding company subject to regulation by the Office of Thrift Supervision (the "OTS"). The Bank is subject to regulation by the OTS, as its chartering authority, and by the Federal Deposit Insurance Corporation ("FDIC"), as a result of its membership in the Savings Association Insurance Fund, which insures the Company's deposits up to the maximum extent permitted by law. The Bank is also subject to certain regulation by the Board of Governors of the Federal Reserve System and currently is a member of the Federal Home Loan Bank ("FHLB") of New York, one of the 12 regional banks which comprise the FHLB System.

     The Company's principal executive offices are located at 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401, telephone number (561) 682-8000.

                                THE OCWEN TRUST

     The Ocwen Trust is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (the "Trust Agreement") executed by the Company, as sponsor (the "Sponsor"), and certain trustees of such trust (the "Issuer Trustees") and (ii) the filing of a certificate of Trust Agreement with the Secretary of State of the State of Delaware. The Trust Agreement will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Capital Securities of the Ocwen Trust are initially issued. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Ocwen Trust exists for the exclusive purposes of (i) issuing and selling the Capital Securities and the Common Securities representing beneficial interests in the assets of the Ocwen Trust, (ii) investing the proceeds of the sale of the Capital Securities and the Common Securities in certain Junior Subordinated Debt and (iii) engaging in only those other activities necessary or incidental thereto.

     All of the Common Securities of the Ocwen Trust will be owned directly or indirectly by the Company. The Common Securities will rank pari passu in right of payment, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration (as defined therein) resulting from an Event of Default (as defined in the Indenture (as defined herein)), the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities of the Ocwen Trust." The Company will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Ocwen Trust.

     The Trust's business and affairs will be conducted by the Issuer Trustees and Administrators appointed by the Company as the holder of the Common Securities of the Ocwen Trust. The Issuer Trustees will be Norwest Bank Minnesota, National Association ("Norwest"), as the Property Trustee (the "Property Trustee"), and Wilmington Trust Company, a Delaware banking corporation, as the Delaware Trustee (the "Delaware Trustee"), and the Administrators will be three individuals who are employees of the Company (the "Administrators"). Norwest, as the Property Trustee, will act as sole indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. Norwest will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee and the Indenture, until removed or replaced by the holder of the Common Securities of the Ocwen Trust. See "Description of Guarantee." The Company, as the direct or indirect holder of the Common Securities of the Ocwen Trust, or if an event of default under the Declaration has occurred and is continuing, the holders of a majority in liquidation amount of the Capital Securities of the Ocwen Trust, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators; such voting rights will be vested exclusively in the Company, as the direct or indirect holder of the Common Securities of the Ocwen Trust. The duties and obligations of each Issuer Trustee and Administrator are governed by the Declaration. Under the Declaration, all parties to the Declaration will agree, for United States Federal income tax purposes, to treat the Ocwen Trust as a grantor trust, the Junior Subordinated Debt as indebtedness and the Capital Securities of the Ocwen Trust as representing an undivided beneficial ownership interest in the Junior Subordinated Debt. See "Description of Guarantee" and "Description of Capital Securities of the Ocwen Trust."

     The Property Trustee will hold title to the Junior Subordinated Debt for the benefit of the holders of the Capital Securities of the Ocwen Trust and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debt. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt for the benefit of the holders of the Capital Securities of the Ocwen Trust. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Capital Securities of the Ocwen Trust out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. See "Description of the Capital

Securities of the Ocwen Trust." The Company will pay all fees and expenses related to the Ocwen Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Ocwen Trust.

     The principal executive office of the Ocwen Trust is located at 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401, telephone (561) 682-8000.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of the Debt Securities, Preferred Stock, Common Stock and Warrants offered hereby are expected to be used for general corporate purposes. The proceeds from any sale of Capital Securities by the Ocwen Trust will be invested in the Junior Subordinated Debt of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Capital Securities, the Company expects to use the net proceeds from the sale of such Junior Subordinated Debt to the Ocwen Trust for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated.

                                    Six Months               Year Ended
                                  Ended June 30,            December 31,
                                  --------------  --------------------------------

                                   1998  1997     1997   1996   1995   1994   1993
                                   ----  -----    -----  -----  -----  -----  -----
Earnings to Fixed Charges:

  Including interest on deposits   ---   1.58x    1.61x  1.53x  1.45x  2.28x  2.04x
  Excluding interest on deposits   ---   3.81x    3.39x  3.68x  3.95x  5.40x  3.22x

     For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle, plus fixed charges and minus undistributed income from a less-than-fifty-percent-owned entity. Fixed charges represent total interest expense on debt and capital securities, whether expensed or capitalized, including and excluding interest on deposits, amortization of capitalized debt expenses, as well as the interest component of rental expense.

     For the six months ended June 30, 1998, earnings were insufficient by $21.9 million to cover fixed charges of $101.9 million. Excluding a non-recurring item, consisting of the $77.6 million impairment loss on AAA-rated agency interest-only securities, the Company's ratio of earnings to fixed charges for the six months ended June 30, 1998 would have been 1.55 and 2.24 including and excluding interest on deposits, respectively.

                        DESCRIPTION OF DEBT SECURITIES


     The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or junior subordinated Debt Securities ("Junior Subordinated Debt"). Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture," each, an "Indenture" and, together, the "Indentures"), in each case between the Company and the trustee identified therein (each an "Indenture Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except as provided in the applicable Prospectus Supplement and except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantively identical to the provisions of the Senior Indenture that bear the same section numbers.

     The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

     General

     The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of the Company. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu in right of payment with all other unsecured and unsubordinated debt obligations of the Company. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. See "-- Subordination Under the Subordinated Indenture."

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including, but not limited to, the following:
(1) the title of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Junior Subordinated Debt and whether such Debt Securities will be issued under the Senior Indenture, the Subordinated Indenture or another indenture set forth in the Prospectus Supplement; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the right, if any, of the Company to defer payment of interest on Debt Securities and the maximum length of any such deferral period;
(9) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (10) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued if other than $1,000 and any integral multiple thereof, in the case of registered Debt Securities and if other than $5,000 and any integral multiple thereof, in the case of bearer Debt Securities; (12) if other than Dollars, the currency or currencies (including currency units) in which Debt Securities may be denominated and/or the currency or currencies (including currency units) in which principal of, premium, if any, and interest, if any, on

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such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (17) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (18) under what circumstances, if any, the Company will pay additional amounts on the Debt Securities of that series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted ("Additional Amounts") and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); and
(19) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.01.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.05.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to an index, formula or other method, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency unit or index, formula or other method will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency or currency unit, index, formula or other method.

     The Debt Securities offered hereby are not savings accounts or deposits and are not insured by the FDIC or by the United States or any agency or fund thereof. The Debt Securities will not be secured by the assets of the Company or any of its Subsidiaries, including the Bank, or otherwise and, unless otherwise specified in the applicable Prospectus Supplement, will not have the benefit of a sinking fund for the retirement of principal or interest. Because the Company is a holding company that currently conducts substantially all of its operations through its Subsidiaries, the right of the Company to participate in any distribution of assets of any Subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of Holders of the Debt Securities to benefit indirectly from such distribution) are subject to the prior claims of creditors of that Subsidiary, including, in the case of the Bank, to the claims of depositors of the Bank. Claims on the Company's Subsidiaries by creditors, other than the Company, include substantial obligations with respect to deposit liabilities and other borrowings. Additionally, distributions to the Company by the Bank, whether in liquidation, reorganization or otherwise, may be limited or prohibited by regulatory or contractual restrictions.

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Payment, Registration, Transfer and Exchange

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time. (Section 9.02.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.07(a).)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.02.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.05 and 9.02.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.05.)

Global Debt Securities

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more fully-registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.03.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.05.)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Company expects that the following provisions will apply to such depositary arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected

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only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.08.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depositary would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.08.)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and a duly-registered successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.05.)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.04.) The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

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Consolidation, Merger or Sale by the Company

     Unless otherwise specified in the applicable Prospectus Supplement, the Company shall not consolidate with or merge with or into any other Person or sell, transfer or lease, its assets substantially as an entirety, unless: (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires its assets is organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) the Person formed by such consolidation or into which the Company is merged or which acquires the Company's assets substantially as an entirety expressly assumes all of the obligations of the Company under each Indenture and the Debt Securities;
(iii) immediately after giving effect to such transaction, no Default or Event of Default exists and is continuing; and (iv) if, as a result of such transaction, properties or assets of the Company or any Subsidiary would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, the Company or the successor Person, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor Person formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under each Indenture. (Section 7.01.)

Events of Default, Notice and Certain Rights on Default

     Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in the Subordinated Indenture). (Section 5.02.)

     Unless otherwise specified in the applicable Prospectus Supplement, "Events of Default" with respect to Debt Securities of any series are defined in each Indenture as being: (a) default in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when the same becomes due and payable and the same continues for 30 days; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to the Company by the Indenture Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding to the Company and the Indenture Trustee, in the performance of any other agreement or covenant (other than an agreement or covenant for which non-compliance is elsewhere specifically dealt with in this paragraph) in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default by the Company or the Bank in the payment of principal or any premium of or interest on, or other payments in respect of, any indebtedness of the Company or any Subsidiary of the Company after the expiration of any applicable grace period with respect thereto, or the occurrence of any acceleration of any indebtedness of the Company or any Subsidiary of the Company as a result of any other default in respect of such indebtedness, in either case where the aggregate principal amount of such indebtedness so unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, in each case within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged, cause to be deposited in trust a sum sufficient to discharge in full such indebtedness or cause such acceleration to be rescinded or annulled; (e) the existence of one or more judgments against the Company or any of its Subsidiaries for an aggregate amount (including any interest thereon) in excess of 5% of the Company's Consolidated Tangible Net Worth, which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or

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have expired; and (f) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank. (Section 5.01.) "Consolidated Tangible Net Worth" of the Company means all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles less an amount equal to the consolidated intangible assets (other than capitalized mortgage servicing rights) of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.01 and 5.01(8).)

     At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment has been obtained by the applicable Indenture Trustee, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived. (Section 5.02.)

     Each Indenture provides that the Indenture Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.06.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.01.)

     Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for such series, or exercising any trust or power conferred on such Indenture Trustee. (Section 5.08.)

     Each Indenture includes a covenant that the Company will file annually with the Indenture Trustee a certificate as to the Company's compliance with all conditions and covenants of such Indenture. (Section 9.06.)

     The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Indenture Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, or any Additional Amounts on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.07.)

Option to Defer Interest Payments

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debt to defer the payment of interest on such series for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the stated maturity of such Junior Subordinated Debt. Certain material United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, at the end of such Extension Period, the Company shall pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the rate specified for the Junior Subordinated Debt of such series to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the

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Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu in right of payment with or junior to the Junior Subordinated Debt of such series, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Guarantee) (other than, in the case of clauses (a), (b) and (c), (i) purchases or acquisitions of Common Stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in Common Stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period may not extend beyond the maturity of the Junior Subordinated Debt of such series. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

     In the case of Capital Securities where the applicable Property Trustee is the sole holder of the series of Junior Subordinated Debt subject to an Extension Period, the Company shall give the applicable Administrative Trustee, the applicable Indenture Trustee and the applicable Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Capital Securities are payable or (ii) the date the applicable Administrative Trustee is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Capital Securities of record or payment date of such distribution. The applicable Administrative Trustee shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the applicable Property Trustee shall not be the sole holder of the Junior Subordinated Debt of such series subject to the Extension Period, the Company shall give the holders of the Junior Subordinated Debt of such series subject to the Extension Period notice of its selection of such Extension Period 10 Business Days prior to the earlier of (i) the Interest Payment Date for the series of Junior Subordinated Debt subject to the Extension Period or (ii) the date upon which the Company is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt of such series subject to the Extension Period of the record or payment date of such related interest payment.

Modification of the Indentures

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture contains provisions permitting the Company and the Indenture Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants and obligations of the Company under the Indenture and the Debt Securities by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Indenture Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series in any material respect; or (xi) to cure any ambiguity or correct any mistake. The Subordinated Indenture also permits the Company and the Indenture Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Subordinated Debenture except in a manner materially adverse to any outstanding Debt Securities. (Section 8.01.)

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture also contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest or any Additional Amounts on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest or any Additional Amounts on any Debt Security, or change the manner in which the amount of any of the foregoing is determined;
(iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest or any Additional Amounts thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in respect of the Subordinated Indenture, modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.02.)

Subordination Under the Subordinated Indenture

     The Subordinated Indenture provides that any Junior Subordinated Debt issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. (Section 12.01 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as: (i) every obligation of the Company for money borrowed, (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company, (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of the Company, (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Senior Indebtedness does not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the 10 7/8% Capital Securities, any Junior Subordinated Debt and the Guarantee, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its Subsidiaries, (iv) any Senior Indebtedness to any employee of the Company or (v) any Senior Indebtedness in respect of the 10 7/8% Capital Securities or any other debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance by such financing entity of securities that are similar to the 10 7/8% Capital Securities. (Section 12.02 of the Subordinated Indenture.)

     The Company shall not make or agree to make any direct or indirect payment (in cash, property or securities, by set-off or otherwise) on account of any Junior Subordinated Debt or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition thereof if (i) a default in the payment of any principal, interest, if any, or premium, if any, or any Additional Amounts on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for repayment or declaration or otherwise, occurs and is continuing in the agreement, indenture or other document governing such Senior Indebtedness, or any judicial proceeding is pending to determine whether any such default has occurred; or (ii) any other event of default occurs and is continuing with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and a Payment Blockage Notice for such event of default (requesting that payments on the Junior Subordinated Debt cease) is given to the Trustee. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective unless and until at least 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     The Company may resume or agree to resume direct or indirect payments (in cash, property or securities, by set-off or otherwise) on account of any Junior Subordinated Debt or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition thereof if, in the case of a payment default, upon the date on which the default is cured or waived or otherwise ceases to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing or, in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or otherwise ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee. (Section 12.04 of the Subordinated Indenture.)

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshaling of assets) shall first be paid in full or provision must be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Junior Subordinated Debt. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Junior Subordinated Debt, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Junior Subordinated Debt (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Junior Subordinated Debt) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.03 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Junior Subordinated Debt by any act or failure to act on the part of the Company. (Section 12.09 of the Subordinated Indenture.)

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Junior Subordinated Debt shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Junior Subordinated Debt shall have been paid in full, and such payments or distributions received by any holder of Junior Subordinated Debt, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Junior Subordinated Debt, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Junior Subordinated Debt. (Section 12.07 of the Subordinated Indenture.)

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Junior Subordinated Debt.

Defeasance and Covenant Defeasance

     If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal, interest, premium, if any, and any Additional Amounts in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, any premium or interest on and any Additional Amounts on such Debt Securities and any coupons appertaining thereto on the Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article IV.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.01.)

     In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture" above, would prevent the Company from making payments of principal of (and premium, if any) and interest, if any, and any Additional Amounts on Junior Subordinated Debt at the date of the irrevocable deposit referred to above. (Section 4.06 of the Subordinated Indenture.)

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.04.) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

The Trustees

     Unless otherwise specified in the applicable Prospectus Supplement, Norwest will be the Indenture Trustee under the Senior Indenture, and Norwest will be the Indenture Trustee under the Subordinated Indenture. The Company may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.

                         DESCRIPTION OF CAPITAL STOCK

     The following description does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and the Company's By-Laws.

General

     Pursuant to the Articles of Incorporation of the Company, the Company is authorized to issue 200,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock). At August 11, 1998, there were 60,771,897 shares of Common Stock outstanding and no shares of Preferred Stock were outstanding.

Common Stock

     Each share of Common Stock has the same relative rights as, and is identical in all respects with, each other share of Common Stock. All shares of Common Stock currently outstanding are fully paid and nonassessable. The Common Stock represents nonwithdrawable capital and is not subject to call for redemption. The Common Stock is not an account of an insurable type and is not insured by the FDIC or any other governmental authority.

     The Company can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     The holders of Common Stock possess exclusive voting rights in the Company. They elect the Company's Board of Directors and act on such other matters as are required to be presented to them under applicable law or the Company's Articles of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of Common Stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock also may possess voting rights.

     In the event of any liquidation, dissolution or winding up of the Company, the holders of the then-outstanding Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Holders of the Common Stock are not entitled to preemptive rights with respect to any shares which may be issued in the future. Thus, the Company may sell shares of Common Stock without first offering them to the then holders of the Common Stock.

     The transfer agent and registrar for the Common Stock is The Bank of New York.

     All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and nonassessable. The Common Stock is listed on the NYSE under the symbol "OCN."

     The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

Preferred Stock

     The Board of Directors of the Company is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 20,000,000 shares of Preferred Stock in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the

Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock and as shall be described in the Prospectus Supplement relating to a particular series of Preferred Stock offered thereby.

     The applicable Prospectus Supplement will describe the following terms of any series of Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and initial public offering or purchase price; (ii) any liquidation preference per share; (iii) any date of maturity;
(iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined) and whether such dividends will be cumulative or non-cumulative and payable in cash or in kind;
(vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including currency units and composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and nonassessable.

Capital Securities of Ocwen Capital Trust I

     Ocwen Capital Trust I, a Delaware business trust and a wholly-owned subsidiary of the Company, issued $125 million of 10 7/8% Capital Securities (the "10 7/8% Capital Securities") in 1997. The assets of such trust are invested in Junior Subordinated Debentures of the Company, which debt securities have a stated maturity of 30 thirty years from their date of issuance. If the Company redeems all or a portion of the Junior Subordinated Debentures, Ocwen Capital I must redeem a corresponding amount of the 10 7/8% Capital Securities.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any series of Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including currency units or composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Capital Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including currency units or composite currencies, in which the Securities (other than Capital Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than

Capital Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Capital Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any;
(xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

             DESCRIPTION OF CAPITAL SECURITIES OF THE OCWEN TRUST

     The Ocwen Trust may issue, from time to time, only one series of Capital Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of the Ocwen Trust will authorize the Administrative Trustees of the Ocwen Trust to issue on behalf of the Ocwen Trust one series of Capital Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, an independent trustee, will act as indenture trustee for the Capital Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Capital Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Administrative Trustees in accordance with the Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Capital Securities of the Ocwen Trust for specific terms of the Capital Securities, including, to the extent applicable, (i) the distinctive designation of such Capital Securities; (ii) the number of Capital Securities issued by the Ocwen Trust; (iii) the annual distribution rate (or method of determining such rate) for Capital Securities issued by the Ocwen Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Capital Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Capital Securities as of a record date in each quarter during which such Capital Securities are outstanding); (iv) any right of the Ocwen Trust to defer quarterly distributions on the Capital Securities as a result of an interest deferral right exercised by the Company on any Junior Subordinated Debt held by the Ocwen Trust; (v) whether distributions on Capital Securities shall be cumulative, and, in the case of Capital Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Capital Securities shall be cumulative; (vi) the amount or amounts which shall be paid out of the assets of the Ocwen Trust to the holders of Capital Securities upon voluntary or involuntary dissolution, winding-up or termination of the Ocwen Trust; (vii) the obligation or option, if any, of the Ocwen Trust to purchase or redeem Capital Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Capital Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement; (viii) the voting rights, if any, of Capital Securities in addition to those required by law, including the number of votes per Capital Security and any requirement for the approval by the holders of Capital Securities as a condition to specified action or amendments to the Declaration;
(ix) the terms and conditions, if any, upon which Junior Subordinated Debt held by the Ocwen Trust may be distributed to holders of Capital Securities; and (x) any other relevant rights, preferences, privileges, limitations or restrictions applicable to Capital Securities consistent with the Declaration or with applicable law. All Capital Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantee." The Guarantee, issued for the benefit of the holders of the Capital Securities, when taken together with the Company's back-up undertakings, consisting of its obligations under the Declaration (including the obligation to pay expenses of the Ocwen Trust), the Subordinated Indenture and any applicable supplemental indentures thereto and the Junior Subordinated Debt issued to the Ocwen Trust, will provide in the aggregate a full and unconditional guarantee by the Company of amounts due on the Capital Securities issued by the Ocwen Trust. The payment terms of the Capital Securities will be the same as the Junior Subordinated Debt issued to the Ocwen Trust by the Company.

     The Declaration will authorize the Administrative Trustees to issue on behalf of the Ocwen Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Administrative Trustees in accordance with such Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by the Ocwen Trust will be substantially identical to the terms of the Capital Securities issued by such Ocwen Trust, and the Common Securities will rank pari passu in right of payment, and payments will be made thereon pro rata, with the Capital Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Administrative Trustees of the Ocwen Trust. All of the Common Securities of the Ocwen Trust will be directly or indirectly owned by the Company.

     The Company expects that the financial statements of the Ocwen Trust that issues Capital Securities will be reflected in the Company's consolidated financial statements with the Capital Securities shown as Company-obligated, mandatorily redeemable Capital Securities of a subsidiary trust holding solely junior subordinated debt of the Company. In a footnote to the Company's audited financial statements there will be included statements that the Ocwen Trust is wholly owned by the Company and that the sole asset of the Ocwen Trust is the Junior Subordinated Debt (indicating the principal amount, interest rate and maturity date thereof).

                           DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Capital Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, Norwest will act as indenture trustee for Trust Indenture Act purposes under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the Ocwen Trust.

General

     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to the Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Capital Securities, the Guarantee Payments (as defined below) (except to the extent paid by the Ocwen Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Ocwen Trust may have or assert. The following payments or distributions with respect to the Capital Securities (the "Guarantee Payments"), to the extent not paid by the Ocwen Trust, will be subject to the Guarantee (without duplication):
(i) any accrued and unpaid distributions that are required to be paid on such Capital Securities, to the extent the Ocwen Trust shall have funds available therefor, and (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Ocwen Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Ocwen Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Ocwen Trust to pay such amounts to such holders.

     The Guarantee will not apply to any payment of distributions except to the extent the Ocwen Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Junior Subordinated Debt purchased by the Ocwen Trust, the Ocwen Trust will not pay distributions on the Capital Securities issued by the Ocwen Trust and will not have funds available therefor.

     The Company has also agreed to guarantee the obligations of the Ocwen Trust with respect to the Common Securities (the "Common Guarantee") issued by the Ocwen Trust to the same extent as the Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Capital Securities under the Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to the Senior Indebtedness of the Company, except those liabilities of the Company made pari passu or subordinate by their terms.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without instituting a legal proceeding against any other person or entity).

Certain Covenants of the Company

     Unless otherwise specified in the applicable Prospectus Supplement, in the Guarantee the Company will covenant that, so long as any Capital Securities issued by the Ocwen Trust remain outstanding, if there shall have occurred any event of default under such Guarantee or under the Declaration of the Ocwen Trust or if the Company shall have given notice of its right to extend the interest payment period pursuant to the Subordinated Indenture in respect of the series of Junior Subordinated Debt issued to the Ocwen Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Junior Subordinated Debt issued to the Ocwen Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee) (other than, in the case of clauses (a), (b) and (c), (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

Modification of the Guarantee; Assignment

     Except with respect to any changes that do not adversely affect the rights of holders of Capital Securities in any material respect (in which case no consent of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities of the Ocwen Trust. The manner of obtaining any such approval of holders of the Capital Securities will be set forth in the accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities of the Ocwen Trust then outstanding.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Capital Securities to which such Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     If the Guarantee Trustee fails to enforce such Guarantee, any record holder of Capital Securities to which such Guarantee relates may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the Ocwen Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under the Guarantee, a record holder of Capital Securities to which such Guarantee relates may directly institute a proceeding against the Company for enforcement of such Guarantee for such payment to the record holder of the Capital Securities to which such Guarantee relates of the principal of or interest on the applicable Junior Subordinated Debt on or after the respective due dates specified in the Junior Subordinated Debt, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Capital Securities to which such Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the Ocwen Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Capital Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Capital Securities.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, prior to the occurrence of a default under the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination

     The Guarantee will terminate as to the Capital Securities issued by the Ocwen Trust upon full payment of the Redemption Price of all Capital Securities of the Ocwen Trust, upon distribution of the Junior Subordinated Debt held by the Ocwen Trust to the holders of all of the Capital Securities of the Ocwen Trust or upon full payment of the amounts payable in accordance with the Declaration of the Ocwen Trust upon liquidation of the Ocwen Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the Ocwen Trust must restore payment of any sums paid under such Capital Securities or such Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the law of the State of New York.

                             PLAN OF DISTRIBUTION

     The Company and/or the Ocwen Trust may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to the Company and/or the Ocwen Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the Ocwen Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and/or the Ocwen Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, the Company and/or the Ocwen Trust will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and/or the Ocwen Trust and the sale thereof may be made by the Company and/or the Ocwen Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the Ocwen Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the Ocwen Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company and/or the Ocwen Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company and/or the Ocwen Trust.

                            VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of Securities (other than the Capital Securities) will be passed upon for the Company by Trini L. Donato, Vice President, Assistant Secretary and Deputy General Counsel of the Company, and Sidley & Austin, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for the Company and the Ocwen Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference herein have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of BCBF, L.L.C. as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and the period from March 13, 1996 through December 31, 1996 incorporated by reference herein have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

Item 16.  Exhibits

Exhibit
Number    Description of Exhibit
------    ----------------------

1.1* Form of Underwriting Agreement--Debt Securities, Preferred Stock or Common Stock.

1.2**     Form of Underwriting Agreement--Capital Securities.

3.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the similarly-described exhibit filed in connection with the Company's Registration Statement on Form S-1, File No. 333-5153, declared effective by the SEC on September 25, 1996).

3.2 By-laws of the Company (incorporated by reference to the similarly-described exhibit filed in connection with the Company's Registration Statement on Form S-1, File No. 333-5153, declared effective by the SEC on September 25, 1996).

4.1 Form of certificate of Common Stock (incorporated by reference to the similarly-described exhibit filed in connection with the Company's Registration Statement on Form S-1, File No. 333-5153, declared effective by the SEC on September 25, 1996).

4.2*** Form of Senior Indenture, by and between the Company and Norwest Bank Minnesota, National Association, as Indenture Trustee, pursuant to which the Senior Debt Securities are to be issued.

4.3*** Form of Subordinated Indenture, by and between the Company and Norwest Bank Minnesota, National Association, as Indenture Trustee, pursuant to which the Junior Subordinated Debt is to be issued.

4.4***    Certificate of Trust of Ocwen Capital Trust II.

4.5***    Declaration of Trust of Ocwen Capital Trust II.

4.6*** Form of Amended and Restated Declaration of Trust of Ocwen Capital Trust II.

4.7***    Form of Capital Securities Guarantee Agreement by the Company.

4.8** Form of Debt Security. The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

4.9** Form of Preferred Stock. Any amendment to the Company's Amended and Restated Articles of Incorporation authorizing the creation of any series of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

4.10**    Form of Warrant Agreement.

5.1***    Opinion of Trini L. Donato, Esq.

5.2***    Opinion of Sidley & Austin.

5.3***    Opinion of Richards, Layton & Finger, P.A.

12.1***   Computation of ratio of earnings to fixed charges.

23.1***   Consent of Trini L. Donato, Esq.

23.2***   Consent of Sidley & Austin.

23.3***   Consent of Richards, Layton & Finger, P.A.

23.4***   Consent of PricewaterhouseCoopers LLP.

24.1***   Powers of Attorney.

25.1*** Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as Indenture Trustee under the Senior Indenture.

25.2*** Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as Indenture Trustee under the Subordinated Indenture.

25.3*** Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as Property Trustee under the Amended and Restated Declaration of Trust of Ocwen Capital Trust II.

25.4*** Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as Trustee of the Guarantee for the benefit of the holders of Capital Securities of Ocwen Capital Trust II.

  *  Filed herewith.
 ** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.
***  Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ocwen Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the West Palm Beach, Florida, on November 4, 1998.

                                    OCWEN FINANCIAL CORPORATION


                                    By: /s/ William C. Erbey
                                        ---------------------------------------
                                        Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                                     Date
---------                   -----                                     ----

/s/ William C. Erbey
-----------------------     Chairman and Chief                        November 4, 1998
William C. Erbey            Executive Officer (principal
                            executive officer)

     *
-----------------------     Director                                  November 4, 1998
Hon. Thomas F. Lewis

     *
-----------------------     Director                                  November 4, 1998
W.C. Martin

     *
-----------------------     Director                                  November 4, 1998
Howard H. Simon

     *
-----------------------     Director                                  November 4, 1998
Barry N. Wish

     *
-----------------------     Senior Vice President and Chief           November 4, 1998
Mark S. Zeidman             Financial Officer
                            (principal financial and accounting
                             officer)


* By /s/ William C. Erbey
     ----------------------------------
               William C. Erbey
             Attorney - in - Fact


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ocwen Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Palm Beach, Florida, on November 4, 1998.


                                    OCWEN CAPITAL TRUST II



                                    By:  OCWEN FINANCIAL CORPORATION,
                                          as Sponsor


                                    By:  /s/ William C. Erbey
                                       ----------------------------------------